Exhibit 5.2

November 22, 2011

FriendFinder Networks Inc.

6800 Broken Sound Parkway, Suite 200

Boca Raton, Florida 33487-8242

Ladies and Gentlemen:

We have acted as special Nevada counsel to FriendFinder Networks Inc., a Nevada corporation (“FFN”), Interactive Network, Inc., a Nevada corporation (“INI” and together with FFN, the “Issuers”), FriendFinder Ventures Inc., a Nevada corporation (“FFV”) and Streamray Inc., a Nevada corporation (together with FFV, the “Nevada Guarantors”) in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) up to $235,331,887 aggregate principal amount of the Issuers’ 14% Senior Secured Notes Due 2013 (the “Senior Secured Notes”) and the guarantees of the Senior Secured Notes by the Nevada Guarantors (the “Senior Secured Guarantees”), each issued pursuant to that certain Indenture, dated as of October 27, 2010, by and among FFN, INI, the subsidiaries of FFN (other than INI) party thereto, including the Nevada Guarantors (collectively, the “Subsidiary Guarantors”), as guarantors, and U.S. Bank National Association (“U.S. Bank”), as trustee (as modified and supplemented by those certain Joinder Agreements, each dated as of November 12, 2010, made by each of NAFT News Corporation, a California corporation (“NAFT”), and Playtime Gaming Inc., a California corporation (“Playtime”), and as further modified and supplemented by that certain Joinder Agreement, dated as of January 4, 2011, made by FFV, the “Senior Secured Notes Indenture”), (ii) up to $10,630,667 aggregate principal amount of the Issuers’ 14% Cash Pay Secured Notes Due 2013 (the “Cash Pay Notes”) and the guarantees of the Cash Pay Notes by the Nevada Guarantors (the “Cash Pay Guarantees”), each issued pursuant to that certain Indenture, dated as of October 27, 2010, by and among FFN, INI, the Subsidiary Guarantors, as guarantors, and U.S. Bank, as trustee (as modified and supplemented by those certain Joinder Agreements, each dated as of November 12, 2010, made by each of NAFT and Playtime, and as further modified and supplemented by that certain Joinder Agreement, dated as of January 4, 2011, made by FFV, the “Cash Pay Notes Indenture”), (iii) up to $344,469,891 aggregate principal amount of the Issuers’ 11.5% Convertible Non-Cash Pay Secured Notes Due 2014 (the “Non-Cash Pay Notes”) and the guarantees of the Non-Cash Pay Notes by the Nevada Guarantors (the “Non-Cash Pay Guarantees”), each issued or to be issued pursuant to that certain Indenture, dated as of October 27, 2010, by and among FFN, INI, the Subsidiary Guarantors, as guarantors, and U.S. Bank, as trustee (as modified and supplemented by those certain Joinder Agreements, each dated as of November 12, 2010, made by each of NAFT and Playtime, and as further modified and supplemented by that certain Joinder Agreement, dated as of January 4, 2011, made by FFV, the “Non-Cash Pay Notes Indenture”), (iv) 8,310,763 shares (the “Conversion Shares”) of FFN’s common stock, par value $0.001 per share (“FFN Common Stock”), issuable by FFN upon conversion of the Non-Cash Pay Notes, and (v) 22,949,766 outstanding shares (the “Subject Shares”) of FFN Common Stock held by the selling stockholders identified in the Registration Statement.  This opinion letter is being issued at the request of the Issuers and the Nevada Guarantors (collectively, the “Nevada Companies”) and is being furnished as required by Item 601(b)(5) of Regulation S-K under the Act.

100 North City Parkway, Suite 1600  |  Las Vegas, NV 89106-4614           702.382.2101 tel
Brownstein Hyatt Farber Schreck, LLP  |  bhfs.com          702.382.8135 fax

FriendFinder Networks Inc.
November 22, 2011

The Senior Secured Notes, the Cash Pay Notes and the Non-Cash Pay Notes are hereinafter referred to collectively as the “Notes”.  The Senior Secured Notes Indenture (including the Senior Secured Guarantees set forth in Article X thereof), the Cash Pay Notes Indenture (including the Cash Pay Guarantees set forth in Article X thereof), and the Non-Cash Pay Notes Indenture (including the Non-Cash Pay Guarantees set forth in Article X thereof) are hereinafter referred to collectively as the “Indentures”.  The Notes and the Indentures are hereinafter referred to collectively as the “Notes Documents”.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Nevada Companies in connection with the authorization and issuances of the Notes, the Conversion Shares and the Subject Shares, each as described in the Registration Statement.  For purposes of this opinion letter, and except to the extent set forth in the numbered opinion paragraphs below, we have assumed all such proceedings have been timely completed or will be timely completed in the manner presently proposed and the terms of such issuances have been or will be in compliance with applicable laws.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of the Registration Statement, the Indentures, the Notes, the articles of incorporation and bylaws of each of the Nevada Companies, the resolutions of the board of directors of each of the Nevada Companies with respect to the Notes Documents and the transactions contemplated thereby, the resolutions of the board of directors of FFN with respect to the Conversion Shares and the Subject Shares, and such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter.  We have also obtained from officers and other representatives and agents of each of the Nevada Companies and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, in our examination and in rendering this opinion letter, we have, with your permission, assumed without independent verification, that (i) the statements of fact and representations and warranties set forth in the documents we reviewed are true and correct as to factual matters; (ii) each natural person executing a document has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (iv) all corporate records made available to us by the Nevada Companies, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada.  The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction.  We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.        Each of the Nevada Companies is validly existing as a corporation and in good standing under the laws of the State of Nevada.

FriendFinder Networks Inc.
November 22, 2011

2.        Each of the Nevada Companies has the corporate power and authority to execute and deliver, and to perform its obligations under, the Notes Documents to which it is a party.

3.        The execution and delivery by each of the Nevada Companies of, and the performance by such entity of its obligations under, the Notes Documents to which it is a party have been duly authorized by such Nevada Company.  Each of the Nevada Companies has duly executed and delivered each of the Indentures.

4.        The Conversion Shares have been duly authorized for issuance and, when and to the extent issued upon the conversion of the Non-Cash Pay Notes pursuant to and in accordance with the applicable terms and conditions thereof, and as described in the Registration Statement, the Conversion Shares will be validly issued, fully paid and non-assessable.

5.        The Subject Shares have been validly issued and are fully paid and non-assessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence as of the date of this opinion letter.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective.  No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference therein to our firm under the heading “Legal Matters.”  In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion letter may not be relied upon for any other purpose, or otherwise circulated or furnished to, or relied upon, quoted from, or referred to for any other purpose without our prior written consent in each instance, except that, subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Akerman Senterfitt may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to FFN relating to the Notes, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP